UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)       July 16, 2001
                                               -------------------------------


                             NORTH BANCSHARES, INC.
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              (Exact name of registrant as specified in its Charter)

Delaware                          0-22800                   36-3915073
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(State or other           (commission file number)          (IRS Employer
jurisdiction of                                              Identification
incorporation)                                               number)


100 West North Avenue, Chicago, Illinois                     60610
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(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code: (312) 664-4320
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                                   N/A
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         Former name or former address, if changed since last report)

Item 5.  Other Events

     On July 16, 2001, the Registrant issued the attached press release.


Item 7.  Financial Statements and Exhibits

    (a)  Exhibits

         1. Press Release, dated July 16, 2001, regarding second quarter 2001 earnings and a quarterly dividend.

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         NORTH BANCSHARES, INC.
                                         (Registrant)




Date: July 16, 2001                      /S/ Joseph A. Graber
      -------------                      --------------------
                                         Joseph A. Graber
                                         President and
                                         Chief Executive Officer







                              EXHIBIT

                  NORTH BANCSHARES, INC.              NEWS
                  100 West North Avenue-Chicago, Illinois 60610-312-664-4320

RELEASE:          IMMEDIATELY

CONTACT:          Joseph A. Graber or Victor E. Caputo or Martin W. Trofimuk
                  (312) 664-4320


                           NORTH BANCSHARES ANNOUNCES
                             SECOND QUARTER EARNINGS
                           QUARTERLY DIVIDEND DECLARED

         CHICAGO, IL, JULY 16, 2001, - North Bancshares, Inc., (NASDAQ-NBSI), the holding company of North Federal Savings Bank today announced diluted earnings per share of $.10 for the quarter ended June 30, 2001, a decrease of $.77 per share, from $.87 per share for the quarter ended June 30, 2000. Net income for the quarter ended June 30, 2001 amounted to $110,000, a decrease of $923,000, from $1,033,000 for the quarter ended June 30, 2000. The decrease in earnings per share and net income was primarily related to a $1.3 million gain on the sale of real estate recorded during the second quarter of 2000.

         Concurrent with this earnings release the Board of Directors of the Company has declared a quarterly dividend of $.11 per share to be paid on August 15, 2001 to stockholders of record as of August 1, 2001.

         Net interest income, before provision for loan losses, increased by $9,000 to $890,000 for the quarter ended June 30, 2001, compared with $881,000 for the quarter ended June 30, 2000.

         Non-interest income decreased by $1.2 million to $95,000 for the quarter ended June 30, 2001 compared with $1.3 million for the quarter ended June 30, 2000. The decrease was primarily attributable to a $1.3 million gain on the sale of real estate recorded during the second quarter of 2000, which was partially offset by $90,000 in losses on securities sales. There was a $20,000 increase in gain on sale of mortgage loans and other non- interest income during the quarter.

         Non-interest expense decreased by $4,000 to $795,000 for the quarter ended June 30, 2001 compared with $799,000 for the quarter ended June 30, 2000. The decrease was primarily attributable to a $28,000 decrease in professional fees and advertising expense partially offset by a $16,000 increase in compensation and benefits.

         Income tax expense decreased by $233,000 and amounted to $73,000 for the quarter ended June 30, 2001 compared with $306,000 for the quarter ended June 30, 2000. The decrease in income tax expense was primarily due to decreased income before taxes. The effective tax rate was 39.8% for the quarter ended June 30, 2001 compared with 22.9% for the quarter ended June 30, 2000. The effective tax rate for the quarter ended June 30, 2000 is lower due primarily to the utilization of capital loss carryforwards which had been previously reserved.

         Net loans receivable totaled $91.9 million at June 30, 2001 compared with $90.8 million at December 31, 2000. The $1.1 million increase was due primarily to increased commercial real estate and equity line of credit activity during the period. The average yield on loans receivable remained stable at 7.47% for the three months ended June 30, 2001 and June 30, 2000. The Bank originated $15.3 million in loans during the period and recorded $13.3 million in repayments and $900,000 in loan sales. At June 30, 2001, the Bank had $5.1 million in loan applications pending approval or closing and $3.9 in unused lines of credit. The allowance for loan losses amounted to 0.30% of loans receivable at June 30, 2001 and amounted to $273,000. There were no loans delinquent 90 days or more at June 30, 2001.

         Total deposits amounted to $84.6 million at June 30, 2001 compared with $81.3 million at December 31, 2000. The $3.3 million increase was attributable to a $2.1 million increase in certificates of deposit and a $1.7 million increase in checking and money market accounts partially offset by a $400,000 decrease in passbook accounts. Non-interest bearing checking accounts increased 11.8% to $3.5 million at June 30, 2001 compared with $3.1 million at December 31, 2000. Management has been replacing shorter-term higher rate certificates with longer-term lower rate certificates in order to reduce the overall cost of funds and to reduce interest rate sensitivity in future periods. The average cost of deposits decreased to 4.46% for the three months ended June 30, 2001 from 4.56% for the three months ended June 30, 2000.

         Borrowed funds increased $900,000 to $39.1 million at June 30, 2001 from $38.2 million at December 31, 2000. The average cost of borrowed funds decreased to 5.73% for the three months ended June 30, 2001 compared with 5.84%for the three months ended June 30, 2000. The decrease was primarily due to refinancing short-term higher cost FHLB advances into FHLB advances with lower rates and longer terms.

         Stockholders' equity was $12.7 million at June 30, 2001 compared with $12.8 million at December 31, 2000. The decrease was primarily attributable to $226,000 increase in treasury stock partially offset by a $107,000 improvement in other comprehensive loss. Book value increased to $10.96 at June 30, 2001 compared with $10.82 at December 31, 2000.

         Joseph A. Graber, President and Chief Executive Officer, commented:

         "During the first six months of the year we were able to take advantage of the decline in interest rates by extending maturities and reducing the overall cost on $15.0 million in FHLB advances in addition to reducing the cost on both short and long term deposit products." He added, "I am pleased with the progress we are making on improving our margins and diversifying our asset and liability portfolios. We have taken steps to enhance and expand our consumer loan and secondary market operations. Our loan servicing portfolio and servicing fee income continues to grow as we sell fixed rate loans into the secondary market."

         North Bancshares, Inc. is the holding company for North Federal Savings Bank. Its common stock is traded on the Nasdaq Stock Market under the symbol "NBSI." North Federal has served the north side of Chicago from its home office in Old Town since 1886. It also operates a branch office in Wilmette IL. For 51 consecutive quarters, the bank has received a five-star superior rating for safety from Bauer Financial Reports, Inc., and is rated one of the best in the nation for safety and soundness by Sheshunoff Information Services, Inc. North Federal is proud to support local service and non-profit organizations. Its executives serve on the boards of Lincoln Park Chamber of Commerce and the Old Town Chamber of Commerce. Further information is available on its website at www.northfederal.com including prior press releases, SEC filings, company history, and current products, services and interest rates.

         When used in this press release the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance.

         The Company does not undertake -- and specifically disclaims any obligation -- to publicly release the results of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                      (FINANCIAL STATEMENTS ATTACHED)

                                --MORE--


                                                       NORTH BANCSHARES, INC.
                                           CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                                  (IN THOUSANDS, EXCEPT SHARE DATA)

ASSETS                                                                JUNE 30, 2001  DEC 31, 2000
                                                                        (UNAUDITED)
Cash and due from Banks                                                     $ 2,064     $   1,903
Interest-bearing deposits                                                     2,270         2,006
Federal funds sold                                                            9,789         4,245
Investment in dollar denominated mutual funds                                   191           903
-------------------------------------------------------------------------------------------------
   TOTAL CASH AND CASH EQUIVALENTS                                           14,314         9,084
Securities available for sale at fair value                                  16,130        16,961
Mortgage-backed securities available for sale at fair value                  12,830        13,580
Stock in Federal Home Loan Bank of Chicago                                    2,692         1,905
Loans receivable, net of allowance for loan losses of $273 at
 June 30, 2001 and $262 at December 31, 2000                                 91,901        90,765
Accrued interest receivable                                                   1,012         1,016
Premises and equipment, net                                                     758           803
Amounts due from brokers                                                          -           376
Other assets                                                                    182            91
-------------------------------------------------------------------------------------------------
   TOTAL ASSETS                                                             139,819       134,581
-------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
-------------------------------------------------------------------------------------------------
Deposit accounts                                                             84,644        81,317
Borrowed Funds                                                               39,100        38,200
Advance payments by borrowers for taxes and insurance                         1,094         1,068
Accrued interest payable and other liabilities                                2,294         1,213
-------------------------------------------------------------------------------------------------
   TOTAL LIABILITIES                                                        127,132       121,798
-------------------------------------------------------------------------------------------------

Preferred stock, $.01 par value. Authorized 500,000 shares; none
  outstanding                                                                     -             -
Common stock, $.01 par value. Authorized 3,500,000 shares; issued and outstanding 1,157,774 at June 30, 2001 and 1,181,253 at
  December 31, 2000                                                              19            19
Additional paid in capital                                                   13,224        13,242
Retained earnings, substantially restricted                                  11,941        11,955
Treasury stock, at cost (756,301 shares at June 30, 2001 and
  732,822 shares at December 31, 2000)                                      (11,542)      (11,316)
Accumulated other comprehensive loss                                           (788)         (895)
Common stock acquired by Employee Stock Ownership Plan                         (167)         (222)
--------------------------------------------------------------------------------------------------
   TOTAL STOCKHOLDERS' EQUITY                                                12,687        12,783
--------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $139,819      $134,581
--------------------------------------------------------------------------------------------------

                                                -MORE-


                                                       NORTH BANCSHARES, INC.
                                              CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                                                  (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                 THREE MONTHS ENDED          SIX MONTHS ENDED
                                                                      JUNE 30,                    JUNE 30,
                                                                  2001           2000        2001         2000
INTEREST INCOME:
  Loans receivable                                               $1,696         1,690       3,403         3,347
  Interest-bearing deposits and federal funds sold                  118            59         246            98
  Securities available for sale                                     274           314         560           616
  Mortgage-backed securities available for sale                     205           226         416           456
  Other interest income                                              41            41          84            88
---------------------------------------------------------------------------------------------------------------
TOTAL INTEREST INCOME                                             2,334         2,330       4,709         4,605
---------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
  Deposit accounts                                                  887           877       1,809         1,717
  Borrowed funds                                                    557           572       1,137         1,130
---------------------------------------------------------------------------------------------------------------
TOTAL INTEREST EXPENSE                                            1,444         1,449       2,946         2,847
---------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES                890           881       1,763         1,758
PROVISION FOR LOAN LOSSES                                             7            27          11            31
---------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                 883           854       1,752         1,727
---------------------------------------------------------------------------------------------------------------
NON-INTEREST INCOME:
  Gain (loss) on sale of securities available for sale                -          (90)          11          (90)
  Other than temporary decline in value of securities
   available for sale                                                 -          (24)           -          (24)
  Gain on sale of real estate                                         -         1,322           -         1,322
  Gain on sale of mortgage loans                                      9             -          44             -
  Other non-interest income                                          86            76         158           159
---------------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST INCOME                                            95         1,284         213         1,367
---------------------------------------------------------------------------------------------------------------
NON-INTEREST EXPENSE:
  Compensation and benefits                                         445           429         900           850
  Occupancy expense                                                 124           111         248           241
  Professional fees                                                  43            66          71           115
  Data processing                                                    55            55         104           104
  Advertising and promotion                                          36            41          59            85
  Other non-interest expense                                         92            97         183           190
---------------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST EXPENSE                                          795           799       1,565         1,585
---------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                          183         1,339         400         1,509
INCOME TAX EXPENSE                                                   73           306         157           363
---------------------------------------------------------------------------------------------------------------
NET INCOME                                                         $110         1,033         243         1,146
---------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE:
  Basic                                                            $.10           .88         .21           .97
  Diluted                                                          $.10           .87         .21           .96
---------------------------------------------------------------------------------------------------------------
AVERAGE SHARES OUTSTANDING:
  Basic                                                       1,139,347     1,171,405   1,146,620     1,181,380
  Diluted                                                     1,152,318     1,180,442   1,158,579     1,190,906
---------------------------------------------------------------------------------------------------------------
COMPREHENSIVE INCOME                                              $(74)         1,161         350         1,217
---------------------------------------------------------------------------------------------------------------


SELECTED FINANCIAL RATIOS AND OTHER DATA (UNAUDITED):

                                                                         THREE MONTHS ENDED   SIX MONTHS ENDED
                                                                              JUNE 30,           JUNE 30,
                                                                          2001      2000       2001     2000
PERFORMANCE RATIOS:
---------------------------------------------------------------------------------------------------------------
Return on assets (ratio of net income to average total assets) (1)       0.32%      3.12%      0.37%     1.74%
Interest rate spread information:
 Average during period (1)                                                2.07      2.15       2.04      2.18
 End of period (1)                                                        2.14      2.20       2.14      2.20
Net interest margin (1)                                                   2.65      2.70       2.64      2.71
Ratio of operating expenses to average assets (1)                         2.31      2.41       2.29      2.41
Efficiency ratio                                                           .81       .37        .79       .51
Ratio of average interest-earning assets to average interest-bearing
 liabilities                                                            113.60    112.33     113.44    112.13
---------------------------------------------------------------------------------------------------------------

                                                                  JUNE 30, 2001   DECEMBER 31, 2000
ASSET QUALITY RATIOS:
---------------------------------------------------------------------------------------------------
Non-performing assets to total assets                                     0.00              0.00
Allowance for loan losses to non-performing loans                          N/A               N/A
Allowance for loan losses to loans receivable                             0.30              0.29
CAPITAL RATIOS:
---------------------------------------------------------------------------------------------------
Stockholders' equity to total assets                                      9.07              9.50
Average Stockholders' equity to average assets                            9.29              8.93
Return on Stockholders' equity (ratio of net income to
  average equity)(1)                                                      3.79             11.68
Shares outstanding-actual                                            1,157,774         1,181,253
Book value per share                                                     10.96             10.82
Number of full service offices                                               2                 2
---------------------------------------------------------------------------------------------------

(1) Annualized for the three and six month periods presented.